Exhibit 5.1
                                CONNER & WINTERS
                                    P.L.L.C.

                                     LAWYERS

                                 100 WEST CENTER
                                    SUITE 200
                          FAYETTEVILLE, ARKANSAS 72701




                                February 4, 2000


Southwestern Energy Company
1083 Sain Street
Fayetteville, Arkansas 72703

         Re:      Registration Statement of Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Southwestern Energy Company, an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate of 206,785 shares of the Company's common stock, par value $.10 per share (the "Shares"), which may be issued under the terms of the separate stock option agreements and restricted stock agreements (collectively, the "Agreements") between the Company and certain of its employees.

         In rendering the following opinion, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares, when issued and paid for in accordance with the terms of the Agreements and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid, and nonassessable.

February 4, 2000
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                 Very truly yours,

                                                 /s/ Conner & Winters

                                                 Conner & Winters, P.L.L.C.